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                                                               EXHIBIT 3.1(e)

                         CERTIFICATE OF INCORPORATION

                                      OF

                           J.M. PETERS NEVADA, INC.


                                ARTICLE FIRST

                                     NAME

        The name of the corporation (hereinafter referred to as the "Corporation") is J.M. Peters Nevada, Inc.

                                ARTICLE SECOND

                         REGISTERED OFFICE AND AGENT

        The location of the registered office of the Corporation in the State of Delaware is at 1013 Centre Road, City of Wilmington, County of New Castle 19805. The registered agent of the Corporation at such address is Corporation Service Company.

                                ARTICLE THIRD

                                   PURPOSE

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                                ARTICLE FOURTH

                                CAPITAL STOCK

        The aggregate number of shares which the Corporation shall have the authority to issue is 1,000 shares of the par value of $0.01 per share. All such shares shall be of one class and shall be designated "common stock."

                                ARTICLE FIFTH

                                 INCORPORATOR

        The name and mailing address of the incorporator is as follows:

                Hadi Makarechian
                J.M. Peters Company, Inc.
                3501 Jamboree Road, Suite 200
                Newport Beach, CA 92660


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                                ARTICLE SIXTH

                                  DIRECTORS

      The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation. The names and mailing addresses of the persons who are to serve as directors of the Corporation until the first annual meeting of stockholders of the Corporation or until their successors are elected and qualify are as follows:


            Name                 Address
            ----                 -------
            Dale Dowers          J.M. Peters Company, Inc.
                                 3501 Jamboree Road, Suite 200
                                 Newport Beach, CA 92660

            Hadi Makarechian     J.M. Peters Company, Inc.
                                 3501 Jamboree Road, Suite 200
                                 Newport Beach, CA 92660


                              ARTICLE SEVENTH

                                   BY-LAWS

      For the management of the business and the conduct of the affairs of the Corporation, it is further provided that:

            (i) the number of directors of the Corporation shall be fixed by, or in the manner provided in, the by-laws of the Corporation;

            (ii) in furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors of the Corporation is expressly authorized and empowered to adopt, amend or repeal the by-laws of the Corporation in any manner not inconsistent with the laws of the State of Delaware or this Certificate of Incorporation, subject to the power of the stockholders of the Corporation having voting power to adopt, amend or repeal the by-laws of the Corporation;

            (iii) in addition to the power and authority herein or by statute expressly conferred upon it, the board of directors of the Corporation may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of this Certificate of Incorporation and of the by-laws of the Corporation; and

            (iv) unless and except to the extent that the by-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.



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                                ARTICLE EIGHTH

                            LIABILITY OF DIRECTORS

      To the fullest extent permitted by the Delaware General Corporation Law, as amended from time to time, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty. No amendment or repeal of this Article shall adversely affect any right or protection of a director of the Corporation with respect to any acts or omissions of such director prior to the time of such repeal or amendment.

                                ARTICLE NINTH

                        RESERVATION OF RIGHT TO AMEND

      The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      IN WITNESS WHEREOF the undersigned, being the incorporator named hereinabove, does hereby execute this Certificate of Incorporation for the purpose of forming a corporation pursuant to the Delaware General Corporation Law, and does hereby certify that the facts hereinabove set forth are true and correct, this 13th day of September, 1993.
              ----

                                         /s/ HADI MAKARECHIAN
                                      ----------------------------------------
                                      Hadi Makarechian
                                      Incorporator